Registration No. 333-______
______________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________

CRANE CO.
(Exact name of registrant as specified in its charter)

		Delaware		 		   	    	13-1952290
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)		  	 Identification No.)

	100 First Stamford Place
	Stamford, Connecticut				  06902
	(Address of principal executive offices)	(Zip Code)

CRANE CO. 2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
(Full title of the plan)

Augustus I. duPont
Vice President, General Counsel and Secretary
Crane Co.
100 First Stamford Place
Stamford, Connecticut  06902
(Name and address of agent for service)

(203) 363-7300
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of
securities
to be
registered


Amount to
be
registere
d
Proposed
maximum
offering
price
per
share
Proposed
maximum
aggregate
offering
price
Amount of
registrati
on
fee
Common Stock,
par value
$1.00 per
share
400,000
shares(1)
$27.09(2)
$10,836,000
$3,283.64

	(1) This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended. The shares of Common Stock offered by the resale Prospectus included in this Registration Statement also include 41,637 shares registered under Registration Statement No. 333-50495 filed on April 20, 1998 and 107,590 shares registered under Registration Statement No. 33-59475 filed on May 19, 1995, included in such Prospectus under Rule 429.

	(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low trading prices for the Registrant's Common Stock on May 22, 2000, as reported the New York Stock Exchange Composite Tape. Aggregate registration fees of $760.00 and $527.23 were paid in connection with the shares of Common Stock registered under Registration Statement No. 333-50495 and Registration Statement No. 33-59475, respectively.

_____________________________________________________________________________

	The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for re-offerings of Common Stock acquired by persons named therein pursuant to the Crane Co. Non-Employee Director Restricted Stock Award Plan, the Crane Co. 1998 Non-Employee Director Restricted Stock Award Plan or the Crane Co. 2000 Non-Employee Director Stock Compensation Plan. Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus covering securities registered pursuant to this Registration Statement also relates to the shares of Crane's Common Stock covered by Registration Statement No. 333-50495 and Registration Statement No. 33-59475.


_________________________________________________

PROSPECTUS
_______________________________________________________

164,610 SHARES

CRANE CO.
Common Stock
Par Value $1.00 Per Share

	This prospectus covers a total of 164,610 shares of our common stock that may be sold from time to time by eight persons who acquired the shares pursuant to awards under the Crane Co. Non-Employee Director Restricted Stock Award Plan, the Crane Co. 1998 Non-Employee Director Restricted Stock Plan or the Crane Co. 2000 Non-Employee Director Stock Compensation Plan.


	Our common stock is listed and traded on the New York Stock Exchange. The last reported sale price of our common stock on the New York Stock Exchange on May 22, 2000 was $26.9375 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES
OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is May 23, 2000.



TABLE OF CONTENTS

Where You Can Find More Information.........................................	1

Forward-Looking Information...............................................	1

Information Incorporated by Reference...............................	1

About Crane............................................................	2

Use of Proceeds.........................................................	2

Selling Shareholders..................................................	2

Plan of Distribution...................................................	3

Experts...................................................................	4

Indemnification.........................................................	4


WHERE YOU CAN FIND MORE INFORMATION

	We file annual, quarterly and current reports and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC's
Internet site at www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY
10005.

FORWARD-LOOKING INFORMATION

	This prospectus contains information about us, some of which is incorporated by reference from other documents. Our information includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements about our current condition. You can identify some forward-looking statements by the use of terms such as "believes," "contemplates," "expects," "may," "will," "could," "should," "would," or "anticipates," other similar phrases or the negatives of these terms.

	We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about ourselves and the markets we serve. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. Any differences could result from a variety of factors, including the following:

? Fluctuations in domestic and international business cycles generally and in end markets for our products such as aerospace, transportation, hydrocarbon and chemical processing and commercial construction;

? Competitive pressures, including the need for technology improvement, successful new product development and introduction, continued cost reductions, and any inability to pass increased costs of raw materials to customers;

? Economic instability, currency fluctuation and other risks of doing business outside of the U.S.;

? Our ongoing need to attract and retain highly qualified personnel and key management; and

? Our ability to successfully value and integrate acquired businesses.

	Additional information concerning risk factors that could affect our businesses and results of operations are set forth in our Annual Report on Form 10-K, which has been filed with the SEC.

INFORMATION INCORPORATED BY REFERENCE

	As permitted by SEC rules, the registration statement contains exhibits and other information that are not contained in this prospectus. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the documents' material terms. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

	The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities offered under this prospectus are sold:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31,
1999 (File No. 1-1657).

2.	All other reports filed by us pursuant to Section 13(a) or 15 (d) of the
Securities Exchange Act of 1934 since December 31, 1999.

3.	The description of our common stock contained in the Registration
Statement on Form 8-A filed under Section 12(b) of the Securities
Exchange Act of 1934, including all amendments and reports updating such description.

	You may request a free copy of these filings, other than exhibits, unless the exhibits are specifically incorporated by reference into those documents, by writing or telephoning us at the following address: Crane Co., 100 First Stamford Place, Stamford, CT 06902, Attention: Corporate Secretary;
(203) 363-7300.

ABOUT CRANE

	Crane is a diversified manufacturer of engineered industrial products. Founded in 1855, Crane and its subsidiaries employ over 9,000 people in North America, Europe, Asia and Australia. Our strategy is to grow the earnings of niche businesses with high market share, build an aggressive and committed management team whose interests are directly aligned to those of the shareholders, and maintain a focused, efficient corporate structure. Our principal executive office is located at 100 First Stamford Place, Stamford, Connecticut 06902. Our telephone number is (203) 363-7300.

USE OF PROCEEDS

	We will not receive any of the proceeds from the sale of the shares offered under this prospectus.

SELLING SHAREHOLDERS

	All of the shares offered under this prospectus are being offered for the account of the individuals identified in the following table, who may from time to time sell the shares covered by this prospectus. All of the shares were acquired pursuant to grants of restricted stock, or upon exercise of options granted, under the Crane Co. Non-Employee Director Restricted Stock Award Plan, the Crane Co. 1998 Non-Employee Director Restricted Stock Plan or the Crane Co. 2000 Non-Employee Director Stock Compensation Plan. Each of the individuals listed in the following table is a director of Crane. The following table sets forth with respect to each selling shareholder his name and title, the number of shares of common stock owned by him as of April 30, 2000, the number of shares subject to options or forfeiture or resale restrictions as of April 30, 2000 and the maximum number of shares to be offered under this prospectus.

	The information contained in the following table is subject to amendment pursuant to Rule 424(b) of the Securities Act.


Selling
Shareholder
Shares
Owned as
of 4/30/00
(1)
Shares
Subject
to
Forfeitu
re or
Resale
Restrict
ions as
of
4/30/00
Maximum
Shares to
be Offered
Under this
Prospectus
(2)
Shares to
be Owned
After
Completion
of the
Offering
E. Thayer
Bigelow, Jr.
16,555
3,187
32,217
11,425
Richard S. Forte
7,581
3,187
28,517
2,451
Dorsey R.
Gardner
5,461
3,187
30,077
971
John J. Lee
1,011
1,260
6,460
1,011
William E.
Lipner
500
1,360
4,860
500
Dwight C. Minton
38,880
3,187
47,817
33,750
C.J. Queenan,
Jr.
15,968
3,187
8,317
10,838
James L. L.
Tullis
1,085
1,545
6,345
1,085


(1)	Does not include unexercised options or restricted shares of common stock awarded under the Crane Non-Employee Director Restricted Stock
Award Plan, the Crane Co. 1998 Non-Employee Director Restricted Stock
Plan or the Crane Co. 2000 Non-Employee Director Stock Compensation
Plan, which were subject to forfeiture or resale restrictions as of April 30, 2000.

(2) 	Includes unexercised options and restricted shares of common stock subject to forfeiture or resale restrictions as of April 30, 2000 as well as shares of common stock previously acquired upon exercise of options or lapse of restrictions (generally five years from date of grant) in accordance with the terms of the Crane Non-Employee Director Restricted Stock Award Plan, the Crane Co. 1998 Non-Employee Director Restricted Stock Plan or the Crane Co. 2000 Non-Employee Director Stock Compensation Plan.

PLAN OF DISTRIBUTION

	The selling shareholders may sell their shares pursuant to this prospectus from time to time or at one time. Sales are subject to restrictions on transfer under the various stock plans as discussed below. Whether such sales will be made and the timing and amount of any sales is left to the discretion of each selling shareholder.

	An individual selling shares under this prospectus may sell his shares:

? on one or more stock exchanges
? directly to a purchaser in a negotiated transaction
? by or through dealers or brokers
? in ordinary brokerage transactions or in brokerage transactions in which the broker solicits purchasers
? in block trades in which the broker will sell the shares as agent but may position and resell a portion of the block as principal
? in transactions in which a broker buys shares for resale for his own account
? through underwriters or agents, or
? in any combination of these methods.

Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices.

	Any brokers, dealers, underwriters or agents may arrange for others to participate in the transactions described above and may receive compensation in the form of discounts, commissions or concessions from the selling shareholders and/or the purchasers of shares. The proceeds to the selling shareholder from any sale of shares under this prospectus will equal the selling price of the shares less any fees of commissions paid to brokers and any expenses paid by the selling shareholder. If required at the time that a particular offer is made, a supplement to this prospectus will be delivered that describes any material arrangements for the distribution of shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers or dealers involved in the offering and any discounts, commissions, concessions or other items that may be considered compensation paid by the selling shareholder. We may agree to indemnify any brokers, dealers, underwriters, or agents against certain civil liabilities, including liabilities under the Securities Act.

	The selling shareholders and any brokers, dealers, underwriters or agents that participate with the selling shareholders in the distribution of shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

	We have agreed to supply selling shareholders under this prospectus with reasonable quantities of prospectuses and each selling shareholder is responsible for complying with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act with respect to sales made by him.

	Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. There is no assurance that any selling shareholders under this prospectus will sell any or all of his shares. Any shareholder covered by this prospectus may transfer, devise or gift shares by other means not described herein.

	We will pay all of the expenses, including, but not limited to, fees and expenses of compliance with state securities or "blue sky" laws, incident to the registration of the shares covered by this prospectus, other than certain underwriting discounts and selling commissions and fees and expenses, if any, of counsel or other advisors retained by any selling shareholder.

EXPERTS

	The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION

	Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article IV of Crane's Certificate of Incorporation provides that the personal liability of directors of Crane is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

	Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or the officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of Crane's By-Laws provides that Crane will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of Crane, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in accordance with the standard of conduct set forth in Article X. Article X further permits Crane to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not Crane would have the power to indemnify such person against such liability under Article X. Crane maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason by breach of duty or other wrongful act and (b) to Crane with respect to payments which may be made by Crane to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

	Crane has entered into agreements with each of its directors and officers pursuant to which Crane has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain Director's and Officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of Crane, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which Crane is jointly liable with the indemnified person Crane will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, Crane and the indemnified person. Such rights cannot be modified, except as required by law, by any change in Crane's Certificate of Incorporation or By-Laws.

	The indemnification described in the preceding paragraphs may include indemnification against liabilities arising under the Securities Act. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Crane pursuant to the foregoing provisions, Crane has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 1-1657).

	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999.

	The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section
12(b) of the Exchange Act, including all amendments and reports updating such description.

	All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Crane Co. 2000 Non-Employee Director Stock Compensation Plan meeting the requirements of Section 10(a) of the Securities Act.


Item 4.	Description of Securities.

	The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


Item 5.	Interests of Named Experts and Counsel

The legality of the Common Stock to which this Registration
Statement relates has been passed upon for the Registrant by Augustus I. duPont, Vice President, General Counsel and Secretary of the Registrant. As of March 31, 2000, Mr. duPont beneficially owned 73,177 shares of the Registrant's Common Stock and held options to purchase 239,234 shares of the Registrant's Common Stock.


Item 6.	Indemnification of Directors and Officers.

	Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Article IX of the Company's Certificate of Incorporation provides that the personal liability of directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

	Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article X of the Company's By-Laws provides that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was an authorized representative of the Company, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if it is determined that he acted in accordance with the applicable standard of conduct set forth in Article X. Article X further permits the Company to maintain insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability under
Article X.

	The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provisions or otherwise as a matter of law.

	The Company has entered into agreement with each of its directors and officers pursuant to which the Company has agreed to indemnify such directors and officers, and to advance expenses in connection therewith, to the fullest extent permitted by law, and to maintain directors' and officers' liability insurance on behalf of such indemnified persons unless, in the business judgment of the Board of Directors of the Company, the premium cost for such insurance is substantially disproportionate to the amount of coverage or the coverage is so limited by exclusions that there is insufficient benefit from such insurance. The agreements further provide that, if indemnification is not available, then in any case in which the Company is jointly liable with the indemnified person the Company will contribute to the fullest extent permitted by law to the amount of expenses, judgments, fines and settlements paid or payable by the indemnified person in such proportion as is appropriate to reflect the relative benefits received, and the relative fault of, the Company and the indemnified person. Such rights cannot be modified, except as required by law, by any change in the Company's Certificate of Incorporation or By-Laws.

Item 7.	Exemption from Registration Claimed.

	None.

Item 8.	Exhibits.

	The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.				Description

4.1	Certificate of Incorporation of the Registrant
(incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999).

4.2	By-Laws of the Registrant (incorporated by reference
to Exhibit 3.2 to the Registrant's Annual Report on
Form 10-K for the year ended December 31, 1999).

4.3	Crane Co. Non-Employee Director Stock Compensation
Plan (incorporated by reference to Exhibit 10(a) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000).

5.1	Opinion of Augustus I. duPont, Esq. regarding the
legality of the shares being registered hereunder
(filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Augustus I. duPont, Esq. (included in the
Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of
this Registration Statement).


Item 9.  Undertakings.

	(a)  The undersigned Registrant hereby undertakes:

	(1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration
Statement:

		    (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

		   (ii)  To reflect in the prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
Statement;

		  (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

	(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	* * *

	(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, the State of Connecticut, on this 22nd day of May, 2000.


							CRANE CO.


								By: /s/ R. S. Evans
								R. S. Evans
								Chairman of the Board and Chief
							Executive Officer

	We, the undersigned directors and officers of Crane Co., do hereby constitute and appoint Augustus I. duPont and Thomas J. Ungerland, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:


Signature
	Capacity
	Date


/s/ R,. S. Evans
R. S. Evans
Chairman of the Board,
Chief Executive Officer
and a Director

May 22, 2000
/s/ E. C. Fast
Eric C. Fast


President and Chief
Operating Officer and a
Director

May 22, 2000
/s/ T. M. Noonan
Thomas M. Noonan


Vice President,
Controller and Chief
Tax Officer (Principal
Accounting Officer)
May 22, 2000


/s/M. L. Raithel
Michael L. Raithel
Vice President -
Finance and Chief
Financial Officer
(Principal
Financial Officer)

May 22, 2000
/e/ E. Thayer Bigelow, Jr.
E. Thayer Bigelow, Jr.


Director
May 22, 2000

/s/ R. S. Forte
Richard S. Forte


Director
May 22, 2000
/s/ Dorsey R. Gardner
Dorsey R. Gardner


Director

May 22, 2000

John J. Lee


Director
May 22, 2000
________________________
William E. Lipner


Director
May 22, 2000
/s/Dwight C. Minton
Dwight C. Minton


Director
May 22, 2000

Charles J. Queenan, Jr.


Director
May 22, 2000
/s/ James L. L. Tullis
James L. L. Tullis
Director

May 22, 2000



	EXHIBIT INDEX

	Exhibit No.
	Description


4.1
Certificate of Incorporation of the
Registrant (incorporated by
reference to Exhibit 3.1 to the
Registrant's Annual Report on Form
10-K for the year ended December
31, 1999).


4.2
By-Laws of the Registrant
(incorporated by reference to
Exhibit 3.2 to the Registrant's
Annual Report on Form 10-K for the
year ended December 31, 1999).


4.3
Crane Co. Non-Employee Director
Stock Compensation
Plan(incorporated by reference to
Exhibit 10(a) to the Registrant's
Quarterly Report on Form 10-Q for
the quarter ended March 31, 2000)


5.1

Opinion of Augustus I. duPont, Esq.
regarding the legality of the
shares being registered hereunder
(filed herewith).



23.1
Consent of Deloitte & Touche LLP
(filed herewith).


23.2
Consent of Augustus I. duPont, Esq.
(included in the Opinion filed as
Exhibit 5.1).


24.1
Power of Attorney (set forth on the
signature page of this Registration
Statement).











Exhibit 5.1

									May 23, 2000

Crane Co.
100 First Stamford Place
Stamford, CT 06902

Gentlemen:

	Reference is made to the Registration Statement on Form S-8 to be filed contemporaneously herewith under the Securities Act of 1933 by Crane Co. (the "Registrant") relating to 400,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), of the Registrant to be issued from time to time under the Crane Co. 2000 Non-Employee Director Stock Compensation Plan (the "Plan").

	The undersigned has examined the originals, certified copies or copies otherwise identified to his satisfaction as being true copies of the Plan and such other documents as he has deemed necessary or appropriate for purposes of this opinion. Based on the foregoing, the undersigned is of the opinion that the 400,000 shares of Common Stock to be issued under the Plan, when issued under the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

	The undersigned is the Vice President, General Counsel and Secretary of the Registrant and as of March 31, 2000 beneficially owned 73,177 shares of the Registrant's Common Stock and held options to purchase 239,234 shares of the Registrant's Common Stock. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement.

							Very truly yours,


							Augustus I. duPont


Exhibit 23.1

	INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-8 of our report dated January 20, 2000 incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Stamford, Connecticut
May 22, 2000











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